Exhibit 99.1

Novo Integrated Sciences Reports 2023 Fiscal Year Financial Results

BELLEVUE, Wash., December 14, 2023 - Novo Integrated Sciences, Inc. (NASDAQ:NVOS) (the “Company” or “Novo”), pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of multiple patient and consumer touchpoints providing services and product innovation, today reported its financial results for the fiscal year ended August 31, 2023.

Robert Mattacchione, the Company’s CEO and Board Chairman, stated, “The 2023 fiscal year emphasized maximizing efficiencies pointed toward future cost savings and margin stability. The Company remains committed to the commercialization of its proprietary product offerings and the expansion and delivery of its essential services and solutions to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered both now and in the future. Specific to increasing the Company’s cash position, management is primarily focused on raising capital through non-dilutive structures and solutions.”

Financial Info for the Fiscal Year Ended August 31, 2023:

●	As of August 31, 2023, the Company’s cash and cash equivalents were $416.3 thousand, total assets were $35.56 million, total liabilities were $11.06 million, and stockholders’ equity was $24.81 million.

●	Revenues for the year ended August 31, 2023 were $12,572,019, representing an increase of $834,082, or 7%, from $11,737,937 for the same period in 2022. The increase in revenue is principally due to an increase in product sales. Acenzia’s and Terragenx’s revenue for the year ended August 31, 2023 was $3,817,346 and $53,751, respectively. Revenue from our healthcare services decreased by 2%, when comparing the revenue for the year ended August 31, 2023 to the same period in 2022.

●	Operating costs for the year ended August 31, 2023 were $13,505,877, representing a decrease of $16,320,038, or 55%, from $29,825,915 for the same period in 2022. The decrease in operating costs is principally due to (i) the decrease in overhead expenses associated with the operations of Acenzia, PRO-DIP, and Terragenx, and (ii) no further impairment of intangible assets and goodwill being recognized in the year ended August 31, 2023.

●	Net loss attributed to Novo Integrated Sciences for the year ended August 31, 2023 was $13,214,552, representing a decrease of $19,634,663, or 60%, from $32,849,215 for the same period in 2022. The decrease in net loss was principally due to (i) a decrease in overhead expenses associated with the operations of Acenzia, PRO-DIP, and Terragenx which was approximately $4,902,925 for the year ended August 31, 2023, (ii) a decrease in interest expenses, and (iii) no further impairment of intangible assets and goodwill being recognized in the year ended August 31, 2023.

●	On December 14, 2021, the Company issued two senior secured convertible notes payable for a total of $16,666,666 (the “$16.66m Notes”), with each note having a face amount of $8,333,333. During the year ended August 31, 2023, the Company made (i) cash payments in the aggregate amount of $3,001,442, principal and interest, and (ii) an aggregate of $8,429,225 in principal and interest was converted into 8,527,835 shares of common stock issued to the $16.66m Note holders.

Operational Milestones for the Fiscal Year Ended August 31, 2023:

●	The Company and Farm 7 Group Inc., a Canada corporation (“F7”), entered into a joint venture agreement (the “JV Agreement”) relating to the development, administration, and arrangement of structured financing for the implementation and commencement of the Kenya Agricultural Cooperative Project, a Kenya centric agricultural project with finalized and executed uptake contracts for food-based agricultural goods on up to 9 million hectares with potential revenue up to $350,000,000. The JV Agreement, which has an initial term of 30 years, provides for the annual distribution of the net profits 75% to F7 and 25% to Novo.

●	IoNovo Iodine and IoNovo for Kids Pure Iodine oral sprays granted a registration number and received regulatory approval by Turkey’s Ministry of Health as a dietary supplement determined to be safe, effective, of high quality, and eligible for sale in Turkey.

●	The Company received court approval from the United States District Court for the Central District of California for the Purchase and Sale Agreement which provides for the Company to acquire a certain collection of 43 gemstones, 42 of which are certified by the Gemological Institute of America, known as the “Ophir Collection”, for $60,000,000.

●	The Company entered into a Master Collaboration Agreement with Psychocare Health Pvt. Ltd. India (“PCHPL”), commencing a strategic initiative to introduce new products and state-of-the-art healthcare technologies to the Indian market, with plans to extend healthcare related products to the North American market, providing Novo with access to PCHPL’s over 500 India based franchisee distributors, and providing Novo with an opportunity to integrate into PCHPL’s supply chain. This strategic move is expected to optimize manufacturing processes and enhance market access for Novo brands and products.

Corporate Highlights:

●	Subsequent to the fiscal year end, Nasdaq informed the Company that it has regained compliance with the minimum bid price requirement as set forth under Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market.

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, advanced therapeutics, and rehabilitative science.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity, is an essential solution to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered both now and in the future. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

The Company’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers:

●	First Pillar: Service Networks. Deliver multidisciplinary primary care services through (i) an affiliate network of clinic facilities, (ii) small and micro footprint sized clinic facilities primarily located within the footprint of box-store commercial enterprises, (iii) clinic facilities operated through a franchise relationship with the Company, and (iv) corporate operated clinic facilities.

●	Second Pillar: Technology. Develop, deploy, and integrate sophisticated interconnected technology, interfacing the patient to the healthcare practitioner thus expanding the reach and availability of the Company’s services, beyond the traditional clinic location, to geographic areas not readily providing advanced, peripheral based healthcare services, including the patient’s home.

●	Third Pillar: Products. Develop and distribute effective, personalized health and wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population. The Company’s science-first approach to product innovation further emphasizes our mandate to create and provide over-the-counter preventative and maintenance care solutions.

Innovation through science combined with the integration of sophisticated, secure technology assures Novo Integrated Sciences of continued cutting edge advancement in patient first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com . For more information on NHL, please visit www.novohealthnet.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David, COO-President
Novo Integrated Sciences, Inc.
chris.david@novointegrated.com
(888) 512-1195

NOVO INTEGRATED SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

As of August 31, 2023 and 2022

	August 31,	August 31,
	2023	2022
ASSETS
Current Assets:
Cash and cash equivalents	$416,323	$2,178,687
Accounts receivable, net	1,467,028	1,017,405
Inventory, net	1,106,983	879,033
Other receivables	1,051,584	1,085,335
Prepaid expenses and other current assets	346,171	571,335
Total current assets	4,388,089	5,731,795

Property and equipment, net	5,390,038	5,800,648
Intangible assets, net	16,218,539	18,840,619
Right-of-use assets, net	1,983,898	2,673,934
Goodwill	7,582,483	7,825,844
TOTAL ASSETS	$35,563,047	$40,872,840

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$3,513,842	$1,800,268
Accrued expenses	1,233,549	1,116,125
Accrued interest (including amounts to related parties)	382,666	454,189
Government loans and notes payable, current portion	277,405	-
Convertible notes payable, net of discount of $459,332	558,668	9,099,654
Contingent liability	61,767	534,595
Debentures, related parties, current portion	916,824	-
Due to related parties	533,001	478,897
Finance lease liability, current portion	11,744	8,890
Operating lease liability, current portion	415,392	582,088
Total current liabilities	7,904,858	14,074,706

Debentures, related parties, net of current portion	-	946,250
Government loans and notes payable, net of current portion	65,038	161,460
Finance lease liability, net of current portion	-	12,076
Operating lease liability, net of current portion	1,693,577	2,185,329
Deferred tax liability	1,400,499	1,445,448
TOTAL LIABILITIES	11,063,972	18,825,269

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY
Novo Integrated Sciences, Inc.
Convertible preferred stock; $0.001 par value; 1,000,000 shares authorized; 0 and 0 shares issued and outstanding at August 31, 2023 and August 31, 2022, respectively	-	-
Common stock; $0.001 par value; 499,000,000 shares authorized; 15,759,325 and 3,118,063 shares issued and outstanding at August 31, 2023 and August 31, 2022, respectively	15,760	3,118
Additional paid-in capital	90,973,316	66,084,887
Common stock to be issued (91,138 and 414,965 shares at August 31, 2023 and August 31, 2022)	1,217,293	9,474,807
Other comprehensive (loss) income	(357,383)	560,836
Accumulated deficit	(67,033,041)	(53,818,489)
Total Novo Integrated Sciences, Inc. stockholders’ equity	24,815,945	22,305,159
Noncontrolling interest	(316,870)	(257,588)
Total stockholders’ equity	24,499,075	22,047,571
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$35,563,047	$40,872,840

* The consolidated balance sheets’ common stock share amounts have been retroactively adjusted to account for the Company’s 1:10 reverse stock split, effective November 7, 2023.

The accompanying footnotes are an integral part of these consolidated financial statements.

NOVO INTEGRATED SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the Years Ended August 31, 2023 and 2022

	Years Ended
	August 31,	August 31,
	2023	2022

Revenues	$12,572,019	$11,737,937

Cost of revenues	7,619,304	6,938,699

Gross profit	4,952,715	4,799,238

Operating expenses:
Selling expenses	15,149	20,702
General and administrative expenses	13,490,728	14,364,639
Impairment of assets	-	14,083,531
Goodwill impairment	-	1,357,043
Total operating expenses	13,505,877	29,825,915

Loss from operations	(8,553,162)	(25,026,677)

Non-operating income (expense)
Interest income	9,027	169,088
Interest expense	(360,571)	(1,594,275)
Other income	607,589	-
Amortization of debt discount	(4,757,121)	(5,973,973)
Foreign currency transaction losses	(215,206)	(641,643)
Total other income (expense)	(4,716,282)	(8,040,803)

Loss before income taxes	(13,269,444)	(33,067,480)

Income tax expense (recovery)	-	(22,302)

Net loss	$(13,269,444)	$(33,045,178)

Net loss attributed to noncontrolling interest	(54,892)	(195,963)

Net loss attributed to Novo Integrated Sciences, Inc.	$(13,214,552)	$(32,849,215)

Comprehensive loss:
Net loss	(13,269,444)	(33,045,178)
Foreign currency translation loss	(922,609)	(431,605)
Comprehensive loss:	$(14,192,053)	$(33,476,783)

Weighted average common shares outstanding - basic and diluted	10,165,548	2,913,263

Net loss per common share - basic and diluted	$(1.30)	$(11.28)

* The consolidated statements of operations and comprehensive loss’s share and per share amounts have been retroactively adjusted to account for the Company’s 1:10 reverse stock split, effective November 7, 2023.

The accompanying footnotes are an integral part of these consolidated financial statements.

NOVO INTEGRATED SCIENCES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Years Ended August 31, 2023 and 2022

	Common Stock		Additional Paid-in	Common Stock To	Other Comprehensive	Accumulated	Total Novo Stockholders’	Noncontrolling
	Shares	Amount	Capital	Be Issued	Income	Deficit	Equity	Interest	Total Equity

Balance, August 31, 2021	2,661,014	$2,661	$54,603,345	$9,236,607	$991,077	$(20,969,274)	$43,864,416	$(60,261)	$43,804,155

Common stock for services	75,000	75	1,329,675	-	-	-	1,329,750	-	1,329,750
Common stock issued as collateral and held in escrow	200,000	200	(200)	-	-	-	-	-	-
Common stock for conversion of convertible notes	63,653	64	1,272,930	-	-	-	1,272,994	-	1,272,994
Common stock issued for acquisitions	80,000	80	1,703,920	-	-	-	1,704,000	-	1,704,000
Common stock to be issued for acquisitions	-	-	-	1,433,475	-	-	1,433,475	-	1,433,475
Value of warrants issued with convertible notes	-	-	5,553,290	-	-	-	5,553,290	-	5,553,290
Issuance of common stock to be issued	38,396	38	1,195,237	(1,195,275)	-	-	-	-	-
Fair value of stock options	-	-	426,690	-	-	-	426,690	-	426,690
Foreign currency translation loss	-	-	-	-	(430,241)	-	(430,241)	(1,364)	(431,605)
Net loss	-	-	-	-	-	(32,849,215)	(32,849,215)	(195,963)	(33,045,178)
Balance, August 31, 2022	3,118,063	$3,118	$66,084,887	$9,474,807	$560,836	$(53,818,489)	$22,305,159	$(257,588)	$22,047,571
Units issued for cash, net of offering costs	400,000	400	1,794,600	-	-	-	1,795,000	-	1,795,000
Cashless exercise of warrants	583,334	583	1,421,000	-	-	-	1,421,583	-	1,421,583
Share issuance for convertible debt settlement	10,177,834	10,178	9,957,962	-	-	-	9,968,140	-	9,968,140
Exercise of warrants for cash	532,600	533	532,067	-	-	-	532,600	-	532,600
Shares issued with convertible notes	265,167	265	247,622	-	-	-	247,887	-	247,887
Value of warrants issued with convertible notes	-	-	257,994	-	-	-	257,994	-	257,994
Beneficial conversion feature upon issuance on convertible debt	-	-	164,046	-	-	-	164,046	-	164,046
Extinguishment of derivative liability due to conversion	-	-	1,390,380	-	-	-	1,390,380	-	1,390,380
Common stock for services	358,500	359	480,233	-	-	-	480,592	-	480,592
Issuance of common stock to be issued	323,827	324	8,257,190	(8,257,514)	-	-	-	-	-
Fair value of stock options	-	-	385,335	-	-	-	385,335	-	385,335
Foreign currency translation loss	-	-	-	-	(918,219)	-	(918,219)	(4,390)	(922,609)
Net loss	-	-	-	-	-	(13,214,552)	(13,214,552)	(54,892)	(13,269,444)
Balance, August 31, 2023	15,759,325	$15,760	$90,973,316	$1,217,293	$(357,383)	$(67,033,041)	$24,815,945	$(316,870)	$24,499,075

* The consolidated statements of stockholder’s equity share amounts have been retroactively adjusted to account for the Company’s 1:10 reverse stock split, effective November 7, 2023.

The accompanying footnotes are an integral part of these consolidated financial statements.

NOVO INTEGRATED SCIENCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended August 31, 2023 and 2022

	Years Ended
	August 31,	August 31,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,269,444)	$(33,045,178)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,302,754	3,019,253
Fair value of vested stock options	385,335	426,690
Financing costs for debt extension	1,421,583	-
Default payment and interest paid through common share issuance	205,349	-
Common stock issued for services	480,592	1,329,750
Operating lease expense	797,515	852,580
Amortization of debt discount	4,757,121	5,973,973
Foreign currency transaction losses	215,206	641,643
Impairment of assets	-	14,083,531
Other receivables write-off	-	299,672
Goodwill impairment	-	1,357,043
Changes in operating assets and liabilities:
Accounts receivable	(597,191)	457,006
Inventory	(255,781)	(527,397)
Prepaid expenses and other current assets	210,382	(369,647)
Accounts payable	1,770,589	283,234
Accrued expenses	153,598	38,743
Accrued interest	(58,066)	101,353
Operating lease liability	(762,852)	(806,394)
Net cash used in operating activities	(2,243,315)	(5,884,145)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(49,224)	(190,168)
Cash acquired with acquisition	-	57,489
Collection of other receivable	-	296,138
Net cash (used in) provided by investing activities	(49,224)	163,459

CASH FLOWS FROM FINANCING ACTIVITIES:
Receipts from related parties	7,206	16,600
Proceeds from notes payable	222,780	-
Repayments of notes payable	(37,130)	(10,591,115)
Repayments of finance leases	(8,611)	(18,435)
Proceeds from issuance of convertible notes	1,285,903	15,270,000
Repayment of convertible notes	(3,033,888)	(5,104,167)
Proceeds from the sale of common stock, net of offering costs	1,795,000	-
Proceeds from exercise of warrants	532,600	-
Net cash provided by (used in) financing activities	763,860	(427,117)

Effect of exchange rate changes on cash and cash equivalents	(233,685)	33,328

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,762,364)	(6,114,475)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,178,687	8,293,162

CASH AND CASH EQUIVALENTS, END OF YEAR	$416,323	$2,178,687

CASH PAID FOR:
Interest	$432,094	$1,502,819
Income taxes	$-	$-

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for convertible debt	$9,968,140	$1,272,994
Common stock issued for acquisition	$-	$1,704,000
Warrants issued with convertible notes	$257,994	$5,553,290
Beneficial conversion feature upon issuance of convertible notes	$164,046	$-
Debt discount recognized on derivative liability	$1,390,380	$-
Extinguishment of derivative liability due to conversion	$1,390,380	$-
Debt discount recognized on convertible note	$975,024	$-
Common stock issued with convertible notes	$247,887	$-

The accompanying footnotes are an integral part of these consolidated financial statements.